UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2014

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331
(Registrant’s telephone number, including area code)

NAVARRE CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Series C Convertible Preferred Stock

On June 2, 2014, Speed Commerce, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which it issued and sold to institutional investors (the “Investors”) for approximately $10,000,000 an aggregate of 3,333,333 of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase an aggregate of up to 833,333 shares of the Company’s common stock (the “Warrants”). In connection with the sale of the Series C Preferred Stock and Warrants, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). The Company received gross proceeds of approximately $10,000,000, less transaction expenses.

The Purchase Agreement provides, among other things, that the Company will (i) not issue any securities until 90 days from the date of Closing, subject to certain exceptions, and (ii) not enter into a variable rate transaction prior to the first anniversary of the date of Closing.

Description of the Series C Preferred Stock

The Series C Preferred Stock will accrue dividends at an annual rate of 7% payable in cash or, at the Company’s option with respect to dividends accrued during the first year, additional shares of Series C Preferred Stock, and is convertible at any time commencing six months after the Closing into common stock of the Company at a conversion price of $3.00 per share (subject to adjustment). The Company has the right to force the conversion of the Series C Preferred Stock in the event that the Company’s common stock trades above $5.00 per share (subject to adjustment) for 28 trading days in a 30 consecutive trading day period commencing on the initial convertibility date provided that the conversion shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met. Commencing on the one-year anniversary of the issuance date, the Company also has the right to call the outstanding Series C Preferred Stock at a redemption price per share equal to 110% of the stated value per share of the Series C Preferred Stock, plus accrued and unpaid dividends thereon, provided that the conversion shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met.

The Series C Preferred Stock will participate pari passu with the holders of the Company’s common stock (on an as-converted basis) in the net assets of the Company after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking prior to the Series C Preferred Stock upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary. Consolidation or merger of the Company into or with any other entity or entities shall not be deemed to be a liquidation, but the sale, lease or conveyance of all or substantially all the Corporation’s assets (subject to certain exceptions) shall be deemed a liquidation.

In addition to any class voting rights provided by law and the Certificate of Designation, the holders of Series C Preferred Stock shall have the right to vote together with the holders of common stock as a single class on any matter on which the holders of common stock are entitled to vote (including the election of directors) in addition to any class voting rights provided by law and as otherwise provided in the Certificate of Designation. The holders of the Series C Preferred Stock are entitled to cast one vote for each share of common stock that would be issuable upon the conversion of all the shares of Series C Preferred Stock held by such holder (subject to certain exceptions) on the record date for the determination of shareholders entitled to vote.

Description of the Warrants

The Warrants are exercisable at any time six months after their issuance and entitle the Investors to purchase shares of the Company’s common stock for a period of five years from the date of the Warrants. The Warrants are exercisable at an exercise price of $3.50 per share (subject to adjustment). The Company has the right to force the exercise of the Warrants for cash in the event that the Company’s common stock trades above $6.00 (subject to adjustment) for 28 trading days in a period of 30 consecutive trading days after the initial exercisability date, provided that the warrant shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met. In connection with certain specified “fundamental transactions” or a “change of control” the Investors have the right to require the Company to repurchase the Warrants for their Black-Scholes value calculated as provided in the Warrants.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the shares of common stock issuable upon conversion of the Series C Preferred Stock and the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement no later than 60 days after the Closing Date and use commercially reasonable efforts for the registration statement to be declared effective within 120 days of the Closing. The Registration Rights Agreement also grants the Investors certain piggyback registration rights.

The foregoing descriptions of the Purchase Agreement, the Series C Preferred Stock, the Warrants and the Registration Rights Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, respectively, and are incorporated herein by reference.

On June 3, 2014, the Company issued a press release regarding the sale of the Series C Preferred Stock. A copy of the press release is attached as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Waiver and Amendment Agreement with Wells Fargo Capital Finance, LLC

On June 2, 2014, the Company, together with its subsidiaries, entered into a Waiver and Amendment Agreement with Wells Fargo Capital Finance, LLC (the “Waiver and Amendment”). The Waiver and Amendment amended the Credit Agreement between the Company and Wells Fargo Capital Finance, LLC dated November 12, 2009, as amended (the “Credit Agreement”) to provide for, among other things, each of the following: (i) the consent of Wells Fargo to the Series C Preferred Stock financing; (ii) the waiver of certain defaults under the Credit Agreement; (iii) the modification to the maximum revolver amount to $30,000,000; (iv) the amendment to certain provisions of the Credit Agreement that determine the Company’s borrowing availability under the Credit Agreement; and (v) the provision of a release in favor of Wells Fargo Capital Finance, LLC.

The discussion herein regarding the Waiver and Amendment Agreement is qualified in its entirety by reference to the form of Waiver and Amendment Agreement attached hereto as Exhibit 10.5, which is incorporated herein by reference. The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.5 to the Company’s Form 8-K filed November 13, 2009, together with all amendments thereto, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series C Preferred Stock and Warrants were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, Keith A. Benson resigned from the Board of Directors of the Company effective May 31, 2014. At the time of his resignation, Mr. Benson was a member of the Company's Audit and Governance and Nominating Committees. Mr. Benson indicated that the resignation was a result of the Company’s mandatory retirement policy and not due to any disagreements with the Company on any matter relating to its operations, policies or practices. A copy of Mr. Benson’s resignation letter is attached hereto as Exhibit 99.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 2, 2014, the Company filed the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock. The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1 10.2 10.3 10.4 10.5

Form of Purchase Agreement dated June 2, 2014

Form of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Speed Commerce dated June 2, 2014

Form of Warrant

Form of Registration Rights Agreement

Form of Waiver and Amendment Agreement with Wells Fargo Capital Finance, LLC dated June 2, 2014

99.1 99.2	Press Release announcing $10,000,000 Private Offering dated June 3, 2014 Keith A. Benson Letter of Resignation dated May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1 10.2 10.3 10.4 10.5

Form of Purchase Agreement dated June 2, 2014

Form of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Speed Commerce dated June 2, 2014

Form of Warrant

Form of Registration Rights Agreement

Form of Waiver and Amendment Agreement with Wells Fargo Capital Finance, LLC dated June 2, 2014

99.1 99.2	Press Release announcing $10,000,000 Private Offering dated June 3, 2014 Keith A. Benson Letter of Resignation dated May 30, 2014